LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of this ____ day of October, 2009 (the “Effective Date”), by and among The Saint James Company, a North Carolina corporation (the “Company”), and the other parties listed on the signature pages hereto (each such party, a “Shareholder” and, collectively, the “Shareholders”).

Recitals

A.           The Company, its wholly-owned subsidiary, The Saint James Eos Wine Company, a California corporation (“Saint James Eos”), and one of the Shareholders, among other persons, are parties to a series of agreements, certain provisions of which relate to the issuance of two million two hundred twenty-five thousand shares (the “Transaction Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), all of which Transaction Shares are certificated in the name of one of the Shareholders and constitute “restricted securities” as that term is defined in Rule 144(a)(3) of Regulation D, as promulgated by the Securities and Exchange Commission (the “Commission”).  In addition to the Transaction Shares, one of the Shareholders is the holder of the Company’s Secured Promissory Note (the “Note”), convertible, from time-to-time at such Shareholder’s option, into additional shares of Common Stock in amounts to be calculated as of the conversion dates thereof (the “Note Shares”).  In addition to the Transaction Share and Note Shares, the Company and Saint James EOS have agreed, contingent upon the achievement of certain milestones, to issue up to three hundred thousand additional shares of Common Stock (the “Earnout Shares”).

B.           Without violating the restrictions on transfer set forth in this Agreement, the Shareholders may transfer some or all of the Transaction Shares to one or more affiliated persons (the “Shareholder Affiliates”), each of whom (i) is listed as a potential transferee of Transaction Shares on Exhibit A attached hereto, (ii) must be an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D) as of the date of such transfer, and (iii) must become a party to this Agreement in connection with such transfer.

C.           Each of the Shareholders has agreed to the terms set forth in this Agreement in order to induce the Company into issuing and certificating the Transaction Shares and permitting the potential conversion of the Note, the resulting issuance and certification of the Note Shares, and the contingent issuance and certification of the Earnout Shares.

D.           Each of the Shareholders has agreed that the Transaction Shares, the Note Shares, and the Earnout Shares shall be subject to the restrictions on transfer set forth herein and to all of the provisions hereof.  The Transaction Shares, the Note Shares, and the Earnout Shares shall be collectively referred to herein as the “Agreement Shares”; the Transaction Shares, as certificated as of the date of this Agreement, shall be referred to herein as the “Transaction Share Certificates”; and the Transaction Shares, the Note Shares, and Earnout Shares, if, when, and as issued and certificated, shall be collectively referred to herein as the “Agreement Share Certificates.”

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

1.           Transfers by a Shareholder.  In respect of the Transaction Shares and Earnout Shares, the period that commences on the SEC Effectiveness Date (as that term is defined in Section 1.2, below) and concludes on the Transaction Termination Date (as that term is defined in Section 4.1, below) is referred to herein as the “Transaction Transfer Restriction Period.”  In respect of the Note Shares, the period that commences on the SEC Effectiveness Date and concludes on the Note Termination Date (as that term is defined in Section 4.1, below) is referred to herein as the “Note Transfer Restriction Period.”

1.1           Restrictions on Transfer.  During the Transaction Transfer Restriction Period or the Note Transfer Restriction Period, as relevant, no Shareholder shall offer, sell, contract to sell, encumber, pledge, assign (except in respect of an assignment to a revocable trust of which the Shareholder is the primary beneficiary and the trust has executed this Agreement to become a party hereto or from a Shareholder to one of the Shareholder Affiliates), transfer, hypothecate, grant any option to purchase, grant a security interest in, otherwise directly or indirectly dispose of, or otherwise alienate or obtain any economic value from, or give (whether or not for value) (each, a “Transfer”) any of the Agreement Shares, unless (x) such Transfer consists solely of Transaction Shares and is made solely to a Shareholder Affiliate who has executed a copy of this Agreement or (y) such Transfer of Agreement Shares has been (1) made in accordance with the terms set forth in Sections 1.2 or 1.3, below, or (2) otherwise approved as an amendment to this Agreement in the manner set forth in Section 4.6, below.  Further, during the Transaction Transfer Restriction Period or the Note Transfer Restriction Period, as relevant, any Transfer attempted to be made, purported to be made, or otherwise not made in full accordance with this Agreement (including the provisions set forth in subsections (x) and (y), above), shall be void.  Accordingly, the Company shall not, and shall not be obligated to, treat any such attempted or purported transferee in any such unapproved, void transaction as a shareholder or creditor of, or as a contracting party with, the Company for any purpose.

1.2           Permitted Transfers of Transaction Shares.  In respect of the Transaction Shares and Earnout Shares, for each 12-month period (each, a “Transaction Lapse Year”) commencing on the date on which a resale Registration Statement in respect of the Agreement Shares has been declared effective by the Securities and Exchange Commission (the “SEC Effectiveness Date”), the restrictions on Transfer, as set forth in Section 1.1, above, shall lapse in the manner set forth in this Section 1.2 and, from and after the Transaction Termination Date, all of such restrictions on Transfer shall lapse.  Except as limited hereinbelow, during each Transaction Lapse Year, the restrictions on Transfer in the percentage amounts set forth below of each Shareholder’s (or Shareholder Affiliate’s) Transaction Shares and Earnout Shares shall lapse:

First Transaction Lapse Year	up to 20%, ratably by Transaction Lapse Year Quarter;
Second Transaction Lapse Year	up to 30%, ratably by Transaction Lapse Year Quarter;
Third Transaction Lapse Year	up to 30%, ratably by Transaction Lapse Year Quarter;
Fourth Transaction Lapse Year	up to 20%, ratably by Transaction Lapse Year Quarter.

Notwithstanding the above, if, during any relevant Transaction Lapse Year Quarter (except for such quarters in the First Transaction Lapse Year), the Common Stock is then listed for trading on the NYSE or The NASDAQ Stock Market (a “Stock Exchange”), then the number of Transaction Shares and Earnout Shares in respect of which the restrictions on Transfer may lapse shall be the lesser of such percentage or a number that is equivalent to the aggregate number of shares of Common Stock sold during the immediately preceding Transaction Lapse Year Quarter, as reported by such Stock Exchange (net of all Transfers of Transaction Shares and Earnout Shares by such Shareholder or Shareholder Affiliate during such immediately preceding Transaction Lapse Year Quarter).  If, however, during any relevant Transaction Lapse Year Quarter, the Common Stock is then quoted for trading on the OTC Bulletin Board, the Pink OTC Markets Inc., or other interdealer quotation system (each, an “OTC Market”), then the number of Transaction Shares and Earnout Shares in respect of which the restrictions on Transfer may lapse shall be the lesser of such percentage or 50% of the aggregate number of shares of Common Stock reported as having been traded during the immediately preceding Transaction Lapse Year Quarter, as reported by the relevant OTC Market (net of all Transfers of Transaction Shares and Earnout Shares during such immediately preceding Transaction Lapse Year Quarter).

If, as of the end of each Transaction Lapse Year, any Shareholder has not had the opportunity to Transfer such Shareholder’s relevant percentage, as set forth above, during such Transaction Lapse Year, then, during the next succeeding Transaction Lapse Year, the restrictions on Transfer shall be deemed to have been modified for such year to permit a lapse of restrictions on Transfer of that number of additional Transaction Shares and Earnout Shares equivalent to 15% of the aggregate amount of such Shareholder’s initial Transaction Shares and Earnout Shares (net of any Transaction Shares and Earnout Shares transferred to the Shareholder Affiliates), less those Transaction Shares and Earnout Shares Transferred during the previous Transaction Lapse Year (the “Additional Lapse Transaction and Earnout Shares”), in addition to the lapse of restrictions on Transfer in respect of any other Transaction Shares and Earnout Shares whose restrictions on Transfer would lapse during such Transaction Lapse Year.  The restrictions on Transfer of such Additional Lapse Transaction and Earnout Shares shall be ratable by Transaction Lapse Year Quarter during such Transaction Lapse Year.

1.3           Permitted Transfers of Note Shares.  In respect of the Note Shares, for each 12-month period (each, a “Note Lapse Year”) commencing on the SEC Effectiveness Date, the restrictions on Transfer, as set forth in Section 1.1, above, shall lapse in the manner set forth in this Section 1.3 and, from and after the Note Termination Date, all of such restrictions on Transfer shall lapse.  Except as limited hereinbelow, during each Note Lapse Year, the restrictions on Transfer in the percentage amounts set forth below of each Shareholder’s (or Shareholder Affiliate’s) Note Shares shall lapse:

First Note Lapse Year	up to 20%, ratably by Note Lapse Year Quarter;
Second Note Lapse Year	up to 30%, ratably by Note Lapse Year Quarter;
Third Note Lapse Year	up to 30%, ratably by Note Lapse Year Quarter;
Fourth Note Lapse Year	up to 20%, ratably by Note Lapse Year Quarter.

Notwithstanding the above, if, during any relevant Note Lapse Year Quarter (except for such quarters in the First Note Lapse Year), the Common Stock is then listed for trading on the NYSE or The NASDAQ Stock Market (a “Stock Exchange”), then the number of Note Shares in respect of which the restrictions on Transfer may lapse shall be the lesser of such percentage or a number that is equivalent to the aggregate number of shares of Common Stock sold during the immediately preceding Note Lapse Year Quarter as reported by such Stock Exchange (net of all Transfers of Note Shares by such Shareholder or Shareholder Affiliate during such immediately preceding Note Lapse Year Quarter).  If, however, during any relevant Note Lapse Year Quarter, the Common Stock is then quoted for trading on the OTC Bulletin Board, the Pink OTC Markets Inc., or other interdealer quotation system (each, an “OTC Market”), then the number of Note Shares in respect of which the restrictions on Transfer may lapse shall be the lesser of such percentage or 50% of the aggregate number of shares of Common Stock reported as having been traded during the immediately preceding Note Lapse Year Quarter as reported by the relevant OTC Market (net of all Transfers of Note Shares during such immediately preceding Note Lapse Year Quarter).

If, as of the end of each Note Lapse Year, any Shareholder has not had the opportunity to Transfer such Shareholder’s relevant percentage, as set forth above, during such Note Lapse Year, then, during the next succeeding Note Lapse Year, the restrictions on Transfer shall be deemed to have been modified for such year to permit a lapse of restrictions on Transfer of that number of additional Note Shares equivalent to 15% of such Shareholder’s initial Note Shares (net of any Note Shares transferred to the Shareholder Affiliates), less those Note Shares Transferred during the previous Note Lapse Year (the “Additional Lapse Note Shares”), in addition to the lapse of restrictions on Transfer in respect of any other Note Shares whose restrictions on Transfer would lapse during such Note Lapse Year.  The restrictions on Transfer of such Additional Lapse Note Shares shall be ratable by Note Lapse Year Quarter during such Note Lapse Year.

1.4           Audit Rights.  Any party to this Agreement shall have the right at any time, and from time to time, after a Transfer (other than a Transfer in respect of an assignment to a revocable trust of which the Shareholder is the primary beneficiary and the trust has executed this Agreement to become a party hereto or a Transfer to a Shareholder Affiliate) of any Agreement Shares by a Shareholder or a Shareholder Affiliate (each, a “Transferring Shareholder”), to require such Transferring Shareholder to, and the Transferring Shareholder shall, provide such requesting party (an “Auditing Party”) with a copy of all documents or other materials or written memoranda of verbal communications, which documentation shall evidence the date and nature of a Transfer of Agreement Shares.

2.           The Company and its Transfer Agent.  The Company is hereby authorized, empowered, and directed to disclose the existence of this Agreement to its transfer agent, to provide a copy hereof to its transfer agent, and to instruct its transfer agent to put “stop-transfer” instructions on its books and records in respect of all extant and subsequently certificated Agreement Shares, other than those certificates, which, in accordance with the provisions of Sections 1.2 and 1.3, above, and the other terms hereof, are to be deposited with The Depository Trust Company, or another recognized depositary, for re-registration into the name of its nominee, CEDE & Co., or a nominee of such other depositary and, if the Common Stock is so eligible, into The Depository Trust Company Automated Securities Transfer Program for crediting to such Shareholder’s account.  The Company and its transfer agent are hereby authorized, empowered, and instructed not to authorize or effectuate, directly or indirectly, any Transfer if such Transfer would constitute a violation or breach of this Agreement.

3.           Legended Agreement Share Certificates.

3.1           Legend Imprinting.  Each Agreement Share Certificate shall be presented to the Company or its transfer agent (and thereafter to the Company’s transfer agent) for the imprinting of the following legend on the face thereof:

“THE SALE, ENCUMBRANCE, PLEDGE, ASSIGNMENT, TRANSFER, HYPOTHECATION OF, OR THE GRANT OF AN OPTION OR SECURITY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LOCK-UP AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY, AND CERTAIN OTHER HOLDERS OF COMMON STOCK OF THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

3.2           Legend Removal.  The Company agrees that it will, no later than seven business days following the delivery by any Shareholder, Shareholder Affiliate, or their respective transfer agent of a Agreement Share Certificate representing shares for which the restrictions on Transfer have lapsed as set forth in Section 1.2 or Section 1.3, deliver or cause to be delivered to such Shareholder, Shareholder Affiliate, or their respective transfer agent, as applicable, an Agreement Share Certificate representing such shares that is free from all restrictive and other legends.  Certificates for stock subject to legend removal hereunder shall be transmitted by the transfer agent to such Shareholder by crediting the account of such Shareholder’s prime broker with the Depository Trust Company System.

4.           Miscellaneous Provisions.

4.1           Term.  Unless earlier terminated pursuant to an amendment hereof, in respect of the Transaction Shares and Earnout Shares, this Agreement shall terminate upon the conclusion of the fourth Transaction Lapse Year (the “Transaction Termination Date”) and, in respect of the Note Shares, this Agreement shall terminate upon the conclusion of the fourth Note Lapse Year (the “Note Termination Date”).

4.2           Ownership.  Each Shareholder represents and warrants that such Shareholder is the sole record and beneficial owner of the Agreement Shares (except for the Transaction Shares that may be assigned by a Shareholder to a Shareholder Affiliate, in respect of which such Shareholder represents and warrants that the Shareholder Affiliate is the beneficial owner of certain Transaction Shares), that all such Transaction Shares are represented by Transaction Share Certificates, that no Note Shares are issued and outstanding, and that, except as otherwise referenced in this Section 4.2, no other person has any interest (other than a community property interest) therein.

4.3           Notices.  Unless otherwise provided, any notice required or permitted pursuant to this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) two (2) days after deposit with an overnight delivery service, or (iii) five (5) business days after deposit with the United States Post Office by certified mail, return receipt requested, postage prepaid, and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

4.4           Successors and Assigns.  This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

4.5           Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.6           Amendments.  No provision of this Agreement may be waived or amended other than by a written instrument executed and delivered by the Company and that number of Shareholders, who as of their execution and delivery of such written instrument, then hold not less than seventy-five percent (75%) of the then-extant Agreement Share Certificates.  No such amendment shall be effective to the extent that it applies to less than all of the Shareholders.  No consideration shall be offered or paid to any party to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties hereto.

4.7           Governing Law; Arbitration.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.  This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.  Any dispute, controversy, or claim arising out of or relating to this Agreement shall be resolved by binding arbitration before a retired judge at JAMS in San Francisco, California.  Any interim or final arbitration award by be enforced by any court of competent jurisdiction.

4.8           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party to this Agreement may execute this Agreement by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by hand, fax, or portable document format (.pdf) shall be effective as the delivery of a fully executed counterpart of this Agreement.

4.9           Further Assurances.  At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first above written.

THE SAINT JAMES COMPANY

By:

Name:

Title:

Address:

SHAREHOLDERS:

Saphire Advisors, LLC	381 Mallory Station Road, Suite 211
[name]	[street]

Franklin, Tennessee 37067
[Signature]	[city, state, postal code, country]

[number of Transaction Shares owned]	[facsimile number]

[name]	[street]

[number of Transaction Shares owned]	[city, state, postal code, country]

[facsimile number]

EXHIBIT A

The following individuals or entities and their successors, affiliates, and beneficiaries:

1.	Jeffrey Hopmayer and trusts for the benefit of Mr. Hopmayer and his family, including without limitation, the Ashley Hopmayer Trust and Brittany Hopmayer Trust

2.	Fred Read

3.	Rick Hannasch

4.	John Murray Blackshear 2005 Grantor Retained Annuity Trust

5.	Faye and Murray Blackshear

6.	Burt Stein

7.	Corporate Benefits, c/o Don Brain

8.	Jeff Richardson

9.	The David R Teckman Trust

10.	The Cheikha Family Trust

11.	Jeff & Stacy Rothenberger